EXHIBIT 99.1

AMERICAN CLAIMS EVALUATION, INC.

REPORTS THIRD QUARTER AND NINE MONTH RESULTS

JERICHO, NY, February 13, 2007: American Claims Evaluation, Inc. (NASDAQ:AMCE) announced revenues of $641,731 and a net loss of $209,843 ($.04 net loss per share) for the nine month period ended December 31, 2006 as compared to revenues of $867,060 and a net loss of $263,013 ($.05 net loss per share) for the nine months ended December 31, 2005.

	Three Months Ended		Nine Months Ended
	12/31/06	12/31/05	12/31/06	12/31/05
	(Unaudited)		(Unaudited)
Revenues	$ 199,610	$ 278,149	$ 641,731	$ 867,060

Operating loss	(192,716)	(138,900)	(488,599)	(470,335)

Loss before income tax expense	(95,789)	(60,000)	(209,843)	(263,013)

Net loss	$ (95,789)	$ (60,000)	$ (209,843)	$ (263,013)
Net loss per share –
basic and diluted	$ (0.02)	$ (0.01)	$ (0.04)	$ (0.05)
Weighted average shares
basic and diluted	4,761,800	4,768,967	4,761,800	4,805,078

American Claims Evaluation, Inc., through its wholly owned subsidiary, RPM Rehabilitation & Associates, Inc., offers a full range of vocational rehabilitation and disability management services.

For further information contact: Gary J. Knauer, Chief Financial Officer, American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.

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